UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2011
Endurance Specialty Holdings Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	1-31599	98-0392908

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (441) 278-0440
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
Initial Estimate of Losses from April Tornadoes
On May 18, 2011, Endurance Specialty Holdings Ltd. (the “Company”) issued a press release reporting its initial loss estimates from the tornadoes in April 2011 that impacted Alabama, Arkansas, Georgia and Virginia. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Investor Presentation
Beginning on May 19, 2011, executives of the Company will present the information about the Company described in the slides attached to this report as Exhibit 99.2 to various investors. The slides set forth in Exhibit 99.2 are incorporated by reference herein.
In accordance with general instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including exhibits, furnished pursuant to Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section. Accordingly, the information in Item 7.01 of this report will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company or any of its affiliates.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits
The following exhibits are filed as part of this report:

Exhibit No.	Description

99.1	Press Release, dated May 18, 2011
99.2	Slides from Presentation by Management

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated: May 18, 2011

By:	/s/ John V. Del Col
	Name:	John V. Del Col
	Title:	General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated May 18, 2011
99.2	Slides from Presentation by Management